EXHIBIT 10.1

                         [LETTERHEAD OF BANK LEUMI USA]

                                     As of March 24, 1999

Data Systems & Software Inc.
  and Databit, Inc.
200 Route 17
Mahwah, New Jersey 07430

Gentlemen:

      This letter agreement (the "Agreement") sets forth the terms and conditions pursuant to which Bank Leumi USA (the "Bank") is making a Bridge Loan in the principal amount of $2,065,000 (the "Loan") to you, Data Systems & Software Inc. ("DSSI") and Databit, Inc. ("Databit"), jointly and severally as co-borrowers. DSSI and Databit are individually sometimes referred to herein as a "Borrower" and collectively, as "Borrowers". The Bank and the Borrowers agree as follows:

      A.    The Loan

            A.1 Subject to and upon the terms and conditions set forth in this Agreement, and the "Financing Agreements" (as herein defined), the Bank concurrently is making the Loan to the Borrowers, which Loan, subject to earlier repayment as provided for in this Agreement and the Note (as hereinafter defined), shall be repaid as follows: (i) $1,000,000 on June 22, 1999, and (ii) $1,065,000 on September 20, 1999. Concurrently with the execution of this Agreement, the Borrowers are evidencing their obligation to pay the principal of and interest on the Loan by executing and delivering a Floating Rate Promissory Note to the Bank in the principal amount of $2,065,000, in the form annexed as Exhibit A (the "Note"). The Loan shall bear interest as is provided in the Note. "Financing Agreements" as used herein means and includes the Note, each Guaranty, each Security Agreement, and each other instrument or document executed and delivered, or required to be executed and delivered pursuant to this Agreement.
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            A.2 The proceeds of the Loan shall be used by DSSI to make a tender offer (the "Tender Offer") to purchase 1,806,244 issued and outstanding publicly traded shares (the "Shares") of Decision Systems Israel, Ltd., an Israeli corporation ("Decision") at an initial offer price of 5.4 NI Shekels per share. Until used for the purpose of purchasing the Shares pursuant to the Tender Offer, the proceeds of the Loan shall remain on deposit in a specially designated account for such purpose at the Bank. Until the proceeds of the Loan are disbursed to effect the Tender Offer, the Account shall collateralize the Loan. DSSI shall commence the Tender Offer as soon as is practical, but in any event within five (5) business days of the date of this Agreement. DSSI hereby directs the Bank (i) to notify Bank Leumi Le Israel, the underwriter with respect to the Tender Offer, that the Bank currently has on deposit in the Account US$1,000,000 (exclusive of the proceeds of the Loan), and (ii) as provided in the form of the notice annexed as Exhibit B, that for the purpose of consummating the Tender Offer, it will transfer to Bank Leumi Le Israel $2,750,000.

      B. Conditions Precedent. The obligation of the Bank to execute and deliver this Agreement, and to make the Loan is subject to the conditions precedent that:

            B.1 The Bank shall have received (a) Certificates of an authorized officer of each of the Borrowers certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement, and such Financing Agreements as to which such Borrower is a party, (ii) the incumbency and specimen signature of each officer of such Borrower, and a certification by another officer thereof as to the incumbency and signature of the authorized officer, and (iii) copies of its Certificate of Incorporation and By-laws of such Borrower, each as amended to the date of this Agreement, and (b) such other documents as the Bank or its counsel may reasonably request, in order that all legal matters incident to the execution and delivery of the Agreement, shall be satisfactory to the Bank and its counsel.

            B.2 Representations and Warranties. All of the representations and warranties contained in this Agreement, or otherwise made to the Bank pursuant to or in connection with any of the Financing Agreements, shall be correct and complete in all material respects.


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

            B.3 Pledge. DSSI shall have pledged to the Bank all of its shares of Tower Semiconductor Holdings, (1993) Ltd., an Israeli corporation ("Tower Holdings") pursuant to a pledge agreement in form and substance satisfactory to the Bank; such pledge to include delivery of the certificates evidencing such shares to the Bank, together with duly executed stock powers therefor.

            B.4 Opinion. The Borrowers shall have delivered to the Bank the opinion of Ehrenreich Eilenberg Krause & Zivian LLP, counsel to the Borrowers; such opinion to be in substantially the form of Exhibit C annexed.

            B.5 Fees. The Borrowers shall have paid (i) the reasonable attorneys fees of counsel for the Bank, and all other charges and disbursements incurred in connection with the transactions contemplated by this Agreement, and (ii) all required Bank fees and charges.

      C. Representations and Warranties. To induce the Bank to enter into this Agreement and to make the Loan, the Borrowers jointly and severally represent and warrant to the Bank that:

            C.1 Authority, Enforceability. Each of the Borrowers has all requisite legal right, power and authority to execute, deliver and perform this Agreement, and each of the Financing Agreements to which it is a party. This Agreement and the Financing Agreements are legal, valid and binding obligations of such of the Borrowers and the Guarantors (as identified in Sections D.1 and D.5 of this Agreement) as are parties thereto, and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

            C.2 Execution. The execution, delivery and performance by the Borrowers of this Agreement, and by the Borrowers and the Guarantors of such Financing Agreements as to which they are parties (i) has been (or in the instance of the Financing Documents to be delivered at a later date, will be) authorized by all requisite corporate action, (ii) will not violate the Certificate of Incorporation or By-laws of the Borrowers or such Guarantors, any agreement or contract to which either of the Borrowers or any of the Guarantors is a party, or by which any of them or any of their property is bound, or any order, decree or judgment,


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

or the provisions of any statute, rule or regulation, domestic or foreign, or
(iii) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of either of the Borrowers or either Guarantor, except as contemplated by the Financing Agreements.

            C.3 Security Interest. The Bank has a duly perfected, first priority security interest in all of the assets of Databit pursuant to a Security Agreement, and UCC- 1 Financing Statements filed in connection therewith.

            C.4 Shares. DSSI owns (i) seventy-six (76%) percent of the issued and outstanding shares of Decision, and (ii) sixty (60%) percent of the issued and outstanding shares of Tower Holdings.

      D. Affirmative Covenants. The Borrowers jointly and severally covenant and agree that they shall comply or cause compliance with the following covenants:

            D.1 Collateral. As soon as is practical, but in any event on or before April 4, 1999 (i) International Data Operations, Inc. (a "Guarantor") shall have executed and delivered to the Bank (a) its Unlimited Guaranty of Payment of the Loan, (b) a Security Agreement, in form and substance satisfactory to the Bank and its counsel, sufficient to grant to the Bank a first priority security interest in all of the assets of International Data Operations, Inc., and (c) such other documents or instruments as the Bank reasonably shall require, (ii) DSSI shall have executed and delivered to the Bank (a) a Pledge Agreement in form and substance satisfactory to Bank and its counsel sufficient to grant to the Bank a first priority security interest in all of the issued and outstanding shares of Decision owned by DSSI, and (b) certificates evidencing such shares of Decision (other than certificates for 1,600,000 shares of Decision, which DSSI will endeavor to deliver as soon as it obtains physical possession thereof), together with duly executed stock powers sufficient to allow the Bank to transfer such shares, or such other documents as shall be satisfactory to the Bank and its counsel to perfect a first priority security interest in such shares in favor of the Bank. If the Tender Offer is completed, DSSI, as soon as is practical, shall deliver to the Bank in pledge, the certificates evidencing the Shares, together with duly executed stock powers sufficient to allow the Bank to transfer the Shares, or such other documents as shall be satisfactory to the Bank and its counsel to perfect a first


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

priority security interest in the Shares in favor of the Bank.

            D.2 DSSI Financial Statement. As soon as is practical, but in any event prior to April 23, 1999, DSSI shall deliver to the Bank a certified consolidated financial statement of DSSI for its fiscal year ended December 31, 1998 (including a balance sheet and related statements of income, retained earnings, stockholders equity and changes in financial position, including the related schedules and notes thereto), which financial statement shall include an unqualified report and opinion of the independent certified public accountants preparing same, which shall be a nationally recognized accounting firm acceptable to the Bank.

            D.3 Tender Offer Notice. As soon as is practical, but in any event within one (1) business day after either Borrower learns that the Tender Offer has been accepted or rejected, such Borrower shall give written notice to the Bank with respect thereto.

            D.4 Rejected Tender Offer. In the event that the Tender Offer either
(i) has not been completed by April 15, 1999, or (ii) is rejected; then in either of such events the Borrowers, within one (1) business day of such date or notice of rejection as is applicable, shall repay the Loan with accrued interest thereon.

            D.5 Additional Documents. As soon as is practical, but in any event prior to April 1, 1999, each Borrower shall deliver to the Bank a certificate, issued by the Secretary of State in the State of its incorporation, certifying its subsistence and good standing in such State. As soon as practical but in any event prior to May 1, 1999, the Borrowers shall deliver to the Bank, (i) an Unlimited Guaranty of Payment of the Loan, duly executed by Converge Technologies, Inc. (a "Guarantor") and (ii) duly executed Certificates of Authority, Shareholders Consents and "benefits letters" for such Guarantor, and an opinion of counsel, satisfactory in form and substance to the Bank.

            D.6 Field Audit. The Borrowers will cooperate, and cause International Data Operations, Inc. to cooperate, with the Bank in conducting a field audit of the collateral provided to the Bank pursuant to the Financing Agreements.


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

      E. Negative Covenants. The Borrowers covenant and agree that they shall comply or cause compliance with the following covenants.

            E.1 Use of Proceeds. The Borrowers will not use the proceeds of the Loan for any purpose other than the Tender Offer, and shall not remove, withdraw or encumber (except to the Bank) such proceeds until notice has been given to the Bank pursuant to Section D.3 hereof that the Tender Offer has been accepted.

            E.2 Line of Credit. Databit, as the beneficiary of a line of credit from the Bank, evidenced by a Promissory Note (Grid), shall not draw against such line of credit until the Loan has been repaid in full; provided, however, that Databit may draw against such line of credit, subject to the terms and conditions thereof, if the proceeds of such draw are used and applied to repay the Loan, and all accrued interest thereon.

            E.3 Transfer of Assets. Neither of the Borrowers will (i) sell, lease, assign, transfer or otherwise dispose of or permit the sale, lease, assignment, transfer or otherwise dispose of any of their shares of Decision, or Tower Holdings, or any of their other assets, except in the ordinary course of their business, or (ii) except as permitted by the following sentence, permit any of their subsidiaries to sell, lease, assign, transfer or otherwise dispose any of their assets (including without limitation shares of stock) except in the ordinary course of their businesses. DSSI may permit Decision to sell shares of Mofet Venture Capital Fund Ltd. ("Mofet"), and to repay (or deposit as security for the payment of) certain obligations of Decision relating to such shares to First International Bank and/or Bank Hapoalim; provided, however, that no such repayment (or deposit) may be made unless the fair market value of Mofet shares retained by Decision plus the proceeds of sales of Mofet shares not so repaid (or deposited) is equal to or exceeds $950,000. Any proceeds of Mofet shares retained by Decision shall be placed in a bank account, certificate of deposit, treasury instrument or similar liquid deposit and DSSI shall not permit such funds to be used for general corporate purpose of Decision.

      F. Events of Default. The occurrence or any one or more of the following events shall constitute an "Event of Default":


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

            F.1 The Borrowers shall fail to pay principal or interest on the Note, when due and payable; or

            F.2 There shall be a default in the observance or performance of any covenant, condition or agreement set forth in Sections D or E of this Agreement; or

            F.3 Any representation or warranty made by or on behalf of the Borrowers, whether contained in this Agreement, any Financing Agreement or in any other document or instrument referred to herein or therein, or delivered in connection with any of the transactions contemplated herein or therein shall prove to have been false or incorrect in any material respect when made; or

            F.4 The Financial Statement delivered pursuant to Section D.2 shall be materially different from the audit draft thereof.

      G.    Miscellaneous

            G.1 Entire Agreement. This Agreement and the Financing Agreements are intended by the parties as the final expression of their agreement, and incorporate all negotiations of the parties hereto, and set forth the entire agreement of the parties hereto.

            G.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

            G.3 Choice of Law. This Agreement is made in the State of New York and shall be governed by the laws of the State of New York without giving effect to its choice of law provisions.

      If the foregoing correctly sets forth your understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                    Very truly yours,

                                    BANK LEUMI USA

                                    By:
                                       -------------------------


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

                                       -------------------------
                                          Assistant Vice President

Agreed to and Accepted:

DATA SYSTEMS & SOFTWARE INC.


By:
   -----------------------------
      George Morgenstern
      President and Chief
      Executive Officer

DATABIT, INC.


By:
   -----------------------------
      George Morgenstern
      Chairman


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